PROMISSORY NOTE- NW

$450,000 (Four Hundred Fifty Thousand Dollars) Dated November 27, 2006

Principal Amount	State of Nevada

Funding Date- On or before November 28, 2006

Maturity Date- On or before February 26, 2007

FOR VALUE RECEIVED,  Four Hundred Fifty Thousand Dollars ($450,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 2857 Hartwick Pines Dr., Henderson NV 89052 (Borrowers) hereby promises to pay to the order of Nanci J. Willis, and individual, at 700 Oyster Cove Dr., Grasonville, MD 21638 (Maker) the sum of $450,000 (Four Hundred Fifty Thousand Dollars), together with interest thereon as prescribed below. Said sum and interest shall be paid in the manner following:

Interest due at Maturity Date of payment of principal a fixed amount of $50,000 (fifty thousand dollars).

Additionally, the Borrower shall cause Maker to receive one hundred percent (100%) of the Net Royalty Interest of the Borrowers Gas Well known as Indigo #3 for the life of the well, with the provision that seventy-five percent (75%) of that Net Royalty Interest shall revert back to the Borrower upon payment of the principal and interest as defined herein (the “Security Interest”). Net Royalty Interest is defined as the total net amount received by Borrower from any and all revenues sources from sale of gas and oil from the described well.

The Borrowers may prepay this Promissory Note at any time, without penalty, by delivery of the principal amount and fixed interest amount, at which time the reversion of the seventy-five percent (75%) Net Royalty Interest back to the borrower will take effect.

In the event of a:

1-	Breach of any condition of any of the Security Interest.

2-
Upon the insolvency, dissolution, or liquidation of the Borrowers and Borrower is unable to cure such breach, insolvency, dissolution or liquidation in ten (10) days, this Note shall at the option of the Maker be immediately due and payable.

Wire Instructions for receipt of funds by Borrower are:

Bank of America
Branch NV1-155-01-01
Banker: Charity Lopez
2638 W. Horizon Ridge Parkway
Henderson, NV 89052
702-654-6316
702-654-6342 fax
Indigo-Energy, Inc.
Account # 005012537333
Wire Routing ABA # 026009593

In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of Maturity Date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker,

The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

David Larson CEO Indigo-Energy, Inc.	Date

Accepted by Maker:
Nanci J. Willis, an individual	Date	SSN ###-##-####

PromNoteNW

FIRST AMENDMENT TO

PROMISSORY NOTE- NW

INITIAL NOTE (Note)-

Principal Amount of $450,000 (Four Hundred Fifty Thousand Dollars), dated November 27, 2006 with a Maturity Date of February 26, 2007 and Interest due at Maturity Date as a fixed amount of $50,000 (fifty thousand dollars) with a 10% ($50,000) late penalty if paid after Maturity Date. The Maker, Nanci Willis is also entitled to retain 25% of the Net Royalty Interest (Interest) Indigo Well #3 for the life of the well after payment of this note, and 100% Interest if unpaid.

This amendment, signed this   day of March, 2007, by and between, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N Green Valley Pkwy, suite 200, Henderson NV 89074 (Borrowers) and Nanci J. Willis, an individual, at 700 Oyster Cove Dr., Grasonville, MD 21638 (Maker), hereby agree to extend the Maturity Date of the Promissory Note to September 1, 2007

FOR VALUE RECEIVED, this Note is to be paid in the manner following:

1-
Not later than the fifteenth of each month April through September, 2007 (6 months), Borrowers will send Maker a check for $12,500 as an advance against Net Royalty Interest from the original note, and;

2-
On or about September 15th, Borrower will reconcile the actual Net Royalty Interest vs. the paid Net Royalty Interest. If the actual Net Royalty Interest is greater than the $75,000 received ($12,500 X 6 months) Borrower will remit the difference to Maker. If the actual Net Royalty Interest is less than the $75,000 received, Borrower will apply the difference to the $550,000 total interest and principal due, and;

3-	Within 10 days of reconciliation of the account the balance of the total $550,000 interest and principal shall be paid to Maker, and;

4-	The Company shall issue not later than April 30, 2007, 300,000 shares of IDGG common stock, said stock to be restricted by SEC Rule 144.

AT WHICH TIME OF COMPLETION OF THE ABOVE OBLIGATIONS, the 75% Interest in Indigo Well #3 shall revert back to Indigo-Energy, Inc. (Borrower) AND Maker shall retain 25% Interest for the life of the well and receive monthly checks in the actual amount of proportional distribution.

The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

David Larson, CEO Indigo-Energy, Inc., Borrower	Date

Accepted by Maker:

Nanci J. Willis, an individual	Date	SSN ###-##-####

PromNoteAmendNW

The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

David Larson, CEO Indigo-Energy, Inc., Borrower	Date

Accepted by Maker:

Nanci J. Willis, an individual	Date	SSN ###-##-####

PromNoteAmendNW